QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Patni Computer Systems Limited
Akruti Softech Park
MIDC Cross Road No 21
Andheri (East)
Mumbai 400093
INDIA

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG

Mumbai, India
December 6, 2005

QuickLinks

  Exhibit 23.4
Consent of Independent Registered Public Accounting Firm